EXHIBIT 10.5

                        FREE DA CONNECTION SERVICE INC.
                                Promissory Note
                                NOTE VIA VIS 001

US  $300,000.00                             Effective  as  of  January  1,  2005
                                                             Vancouver BC Canada


     1. Principal and Interest. For value Free DA Connection Service Inc, a Canadian incorporated corporation, with offices at Suite 301-1640 Oak Bay Ave., Victoria BC, Canada V8R 1B2 (the "Company"), promises to pay to Via Vis Technologies Inc., a Canadian Federally incorporated corporation, with offices at Suite 2410-555 West Hastings St., P.O. Box 12093 Vancouver, BC V6B-4N5 ("Holder"), or the Holder's registered assigns, the principal sum of Three Hundred Thousand U.S. Dollars (US $300,000) at the times and in the manner set forth in this promissory note (this "Note").

     (a) Interest. This Note shall bear interest at a per annum rate equal to one half of one percent (0.5%) per month, or six percent per annum (6.00%), compounded annually, computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

     (b) Maturity. Subject to Section 3 below, all unpaid principal and all then unpaid and accrued interest payable hereunder (the "Outstanding Amount") shall be due and payable at any time upon demand of the Holder.

     (c) Payments: The Company hereby agrees to pay the full value of this note ($300,000.00 US) upon the Company receiving $2,000,000.00 US in total aggregate equity or debt funding. The Company further agrees to make payments based a percentage of the aggregate total $2 million vs. the note value of $300 thousand. Thereby if the Company receives $1 million in funding it will pay 50% of the note value at that time, being $150,000.00. Provided the Company makes the payments as indicated, the Holder agrees to waive any and all accrued interest.

     2. No Rights or Liabilities as Shareholder. This Note does not entitle Holder to any voting rights or other rights as a shareholder of the Company. No provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause such Holder to be a shareholder of the Company for any purpose.

     3.     Events  of  Default;  Acceleration.

     (a) Events of Default. The principal amount of this Note is subject to prepayment, in whole or in part, upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"): (i) failure to pay any amount owing by the Company hereunder when due and payable within ten (10) days after receipt of written notice from the Holder; or (ii) the sale of all or substantially all the stock or assets of the Company; or (iii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all unpaid interest accrued thereon shall be immediately due and payable.

     (b) Non-exclusive remedy. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

     4.     Miscellaneous.

     (a) Notice. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth herein or on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given where received. The Company and the Holder hereby waive notice, presentment, protest and notice of dishonor.

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     (b)     No Waiver.  No failure or delay by the Holder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

     (c) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

     (d) Entire Agreement. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby.

     (e) Attorney's Fees. If the Holder retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all reasonable costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Holder, including without limitation, reasonable attorneys' fees.

     (f) Default Rates; Usury. In the event any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     (g) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the Province of British Columbia, without application of conflicts of law principles

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


Free  DA  Connection  Services  Inc.


By:
Name:     Robin  B  Hutchison
Title:    CEO
Address:  Suite  301-1640  Oak  Bay  Ave.,
          Victoria  BC,  Canada  V8R  1B2

Telephone Number:     (604)  542-5059
Facsimile Number:     (604)  542-5069



Agreed  and  Accepted:

Via  Vis  Technologies  Inc.,


By:
Name:  John  Taschereau,
Its:   President  &  Director
Dated: January  1st,  2005



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